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                                                                   Exhibit 23.1





                   Independent Auditors' Report and Consent


The Board of Directors
U.S. Filter Distribution Group, Inc.:


The audits referred to in our report dated September 27, 2002, included the related financial statement schedule for the one-month period ended April 1, 1999, the eight-month period ended December 31, 1999 and the years ended December 31, 2000 and 2001, included in the registration statement. The financial statement schedule is the responsibility of U.S. Filter Distribution Group, Inc. management. Our responsibility is to express an opinion on the financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP
San Antonio, Texas
January 9, 2003